U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

QUARTET MERGER CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-2596459
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Third Avenue, 37th Floor
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-191129
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock and one Right	The NASDAQ Stock Market LLC

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Rights, exchangeable into one-tenth of one share of Common Stock	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and rights of Quartet Merger Corp. (the “Company”).  The description of the units, common stock and rights contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on September 12, 2013, as amended from time to time (File No. 333-191129) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Index to Exhibits.

3.1	Certificate of Incorporation (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191129) filed on October 7, 2013 and incorporated herein by reference)
3.2
Certificate of Amendment of the Certificate of Incorporation (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191129) filed on October 3, 2013 and incorporated herein by reference)

3.3
Form of Amended and Restated Certificate of Incorporation (included in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191129) filed on October 16, 2013 and incorporated herein by reference)

3.4	By-Laws (included in Amendment No. 2 the Registrant’s Registration Statement on Form S-1 (File No. 333-191129) filed on October 7, 2013 and incorporated herein by reference)
4.1	Specimen Unit Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191129) filed on October 3, 2013 and incorporated herein by reference)
4.2
Specimen Common Stock Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191129 filed on October 3, 2013 and incorporated herein by reference)

4.3	Specimen Rights Certificate (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191129) filed on October 7, 2013 and incorporated herein by reference)
4.5
Form of Rights Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191129) filed on October 7, 2013 and incorporated herein by reference)

10.2
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191129) filed on October 16, 2013 and incorporated herein by reference)

10.6
Form of Registration Rights Agreement among the Registrant and the Sponsors and EarlyBirdCapital, Inc. (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191129) filed on October 3, 2013 and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QUARTET MERGER CORP.

By: /s/ Eric S. Rosenfeld
Date: October 17, 2013	Eric S. Rosenfeld Chief Executive Officer